UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

Lumos Networks Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35180	80-0697274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the six proposals submitted for a vote of the stockholders at the 2017 Annual Meeting of Stockholders of Lumos Networks Corp. (the “Company”) held on May 24, 2017.

Proposal 1. To adopt the agreement and plan of merger ( the “Merger Agreement”) with MTN Infrastructure TopCo, Inc., a Delaware corporation (“Parent”), and MTN Infrastructure BidCo, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). This proposal was approved by the Company’s stockholders at the 2017 Annual Meeting.

The number of shares cast in favor and against the proposal and the number of abstentions and broker non-votes were as follows:

Votes For	19,497,770
Votes Against	7,731
Votes Abstained	60,607
Broker non-votes	1,371,774

Proposal 2. To approve a non-binding advisory resolution approving the Merger-related compensation of the Company’s named executive officers. This proposal was approved by the Company’s stockholders at the 2017 Annual Meeting.

The number of shares cast in favor and against the proposal and the number of abstentions and broker non-votes were as follows:

Votes For	18,915,321
Votes Against	586,150
Votes Abstained	64,637
Broker non-votes	1,371,774

Proposal 4. To elect Messrs. Peter D. Aquino, Lawrence J. Askowitz, Timothy G. Biltz, Robert E. Guth, Shawn F. O’Donnell, William M. Pruellage, Michael K. Robinson, Michael T. Sicoli and Jerry E. Vaughn to the Company’s Board of Directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified. This proposal was approved by the Company’s stockholders at the 2017 Annual Meeting.

The number of shares cast in favor and against the proposal and the number of abstentions and broker non-votes were as follows:

Name	Votes For	Votes Against	Abstentions	Broker non-votes
Peter D. Aquino	17,997,533	1,557,210	11,365	1,371,774
Lawrence J. Askowitz	19,503,891	47,686	14,531	1,371,774
Timothy G. Biltz	19,520,090	39,411	6,607	1,371,774
Robert E. Guth	19,496,389	58,354	11,365	1,371,774
Shawn F. O’Donnell	19,489,423	62,154	14,531	1,371,774
William M. Pruellage	19,501,132	55,442	9,534	1,371,774
Michael K. Robinson	18,093,746	1,462,825	9,537	1,371,774
Michael T. Sicoli	19,491,896	36,513	37,699	1,371,774
Jerry E. Vaughn	19,385,998	171,415	8,695	1,371,774

Proposal 5. To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers. This proposal was approved by the Company’s stockholders at the 2017 Annual Meeting.

The number of shares cast in favor and against the proposal and the number of abstentions and broker non-votes were as follows:

Votes For	19,254,067
Votes Against	300,206
Votes Abstained	11,835
Broker non-votes	1,371,774

Proposal 6. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal was approved by the Company’s stockholders at the 2017 Annual Meeting.

The number of shares cast in favor and against the proposal and the number of abstentions and broker non-votes were as follows:

Votes For	20,919,156
Votes Against	13,268
Votes Abstained	5,458
Broker non-votes	0

In connection with the 2017 Annual Meeting, the Company also solicited proxies with respect to Proposal 3 to approve the adjournment of the 2017 Annual Meeting to solicit additional proxies if the Company had not received proxies representing a sufficient number of votes to adopt the Merger Agreement. As there were sufficient votes at the time of the 2017 Annual Meeting to adopt the Merger Agreement, the adjournment proposal was rendered moot and was not presented at the 2017 Annual Meeting.

Item 8.01	Other Events

On May 24, 2017, the Company issued a press release announcing the voting results on the Merger Agreement at the 2017 Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2017

LUMOS NETWORKS CORP.

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 24, 2017